UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 10, 2016

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-28000	58-2213805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100,

Atlanta, Georgia 30339-5949

(Address of Principal Executive Offices) (Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2016, PRGX Global, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Matthew A. Drapkin, Northern Right Capital Management, L.P., Northern Right Capital (QP), L.P., and BC Advisors, LLC (collectively, the “Shareholder Group”).

Under the terms of the Agreement, the Company has agreed (a) on the date of the Agreement to (i) increase the size of the Board of Directors of the Company (the “Board”) from six to seven total directors; and (ii) appoint Mr. Drapkin as a Class I director, to serve until the Company’s next annual meeting of shareholders to be held in 2017; (b) on or prior to December 13, 2016, to appoint Mr. Drapkin to either the Nominating and Corporate Governance Committee or Compensation Committee of the Board, as determined by the Board; (c) to nominate Mr. Drapkin for election to the Board at the Company’s 2017 annual meeting of the shareholders, subject to the nonoccurrence of certain events described in the Agreement; (d) for so long as Mr. Drapkin is a member of the Board, (i) that Mr. Drapkin shall be a member of either the Nominating and Corporate Governance Committee or Compensation Committee, as determined by the Board and subject to Mr. Drapkin meeting certain qualifications as set forth in the Agreement, and (ii) to consider Mr. Drapkin, in good faith, for membership on any committee of the Board that may be constituted to evaluate strategic opportunities or transactions for the Company; and (e) that with respect to the Company’s annual shareholders’ meeting to be held in 2018 (the “2018 Annual Meeting”), to notify the Shareholder Group in writing, no later than 45 days prior to the timely notice deadline for such annual meeting, as set forth in the Company’s organizational documents, whether the Nominating and Corporate Governance Committee or the Board, as applicable, has resolved to nominate Mr. Drapkin for election at such annual meeting.

The Agreement provides that the Shareholder Group shall have certain obligations until the end of the Standstill Period, which period commenced upon the effective date of the Agreement and will end (a) if the Board recommends Mr. Drapkin for election to the Board at the Company’s 2018 Annual Meeting, on the date on which Mr. Drapkin ceases to be a member of the Board; (b) if the Board does not recommend Mr. Drapkin for election to the Board at the Company’s 2018 Annual Meeting, on the date on which Mr. Drapkin resigns from the Board pursuant to the terms of the Agreement; or (c) such earlier date, if any, on which (i) the Company materially breaches certain provisions of the Agreement, (ii) the Shareholder Group materially breaches certain provisions of the Agreement, or (iii) the Shareholder Group does not maintain beneficial ownership of 3% or more of the outstanding common stock of the Company (the “Standstill Period”).

During the Standstill Period, the Shareholder Group has agreed to (a) cause all shares of the Company’s common stock beneficially owned by the Shareholder Group (i) to be present for quorum purposes at all shareholders’ meetings, (ii) to be voted in favor of all directors nominated by the Board for election and against the removal of any directors whose removal is not recommended by the Board, (iii) to be voted in favor of the Board’s recommendation regarding appointment of the Company’s independent registered public accounting firm, and (iv) to be voted in favor of the Board’s recommendation with respect to any advisory vote on executive compensation; and (b) refrain from taking certain actions, including, subject to certain exceptions, to not (i) acquire beneficial ownership of more than 10% of the Company’s common stock; (ii) engage in activities to control or influence the governance or policies of the Company, including by submitting shareholder proposals, nominating candidates for election to the Board or opposing candidates nominated by the Board, attempting to call special meetings of the Company’s shareholders or soliciting proxies with respect to voting securities of the Company; (iii) participate in any “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to the Company’s common stock; (iv) be involved with certain business combination or extraordinary transactions; (v) disparage the Company or any member of the Board or management of the Company; (vi) engage in any short sale or derivatives transaction that derives any significant part of its value from a decline in the market price or value of the Company’s securities; or (vii) demand or make a request for inspection of the Company’s records under the Georgia Business Corporation Code. Mr. Drapkin has also agreed not to serve on the board of directors of a competing business of the Company while serving as a director of the Company.

In addition, the Agreement provides that Mr. Drapkin will irrevocably tender his resignation as a director of the Company effective as of the date that (a) the Shareholder Group does not have beneficial ownership of 3% or more of the outstanding common stock of the Company; or (b) the Shareholder Group materially breaches certain provisions of the Agreement.

The full text of the Agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference. The foregoing does not purport to be a complete summary of the Agreement and is qualified in its entirety by reference to Exhibit 10.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Drapkin was appointed to the Board as a Class I director on November 10, 2016 pursuant to the Agreement described in Item 1.01 of this Report. It is expected that Mr. Drapkin will join either the Company’s Nominating and Corporate Governance Committee or Compensation Committee. The Board has determined that Mr. Drapkin meets all applicable independence standards, including the Nasdaq independence requirements.

Mr. Drapkin currently serves as the Chief Executive Officer and Portfolio Manager of Northern Right Capital. Prior to joining Northern Right Capital in December 2009, Mr. Drapkin had extensive investment experience including his work as Head of Research, Special Situations, and Private Equity at ENSO Capital, a New York-based hedge fund, and Senior Vice President of Corporate Development at MacAndrews & Forbes. Prior to MacAndrews, Mr. Drapkin was the General Manager of two Conde Nast Internet sites and an investment banker at Goldman, Sachs & Co.

Mr. Drapkin currently serves on the board of directors of Intevac, Inc., a publicly traded provider of equipment solutions to the hard disk drive industry and high-sensitivity imaging products and vision systems, primarily for the defense market, and previously served on the board of directors of Xura, Inc. (formerly Comverse, Inc.), Ruby Tuesday, Inc., Alloy Inc., Hot Topic Inc., Glu Mobile, Inc. and Plato Learning, Inc. He has an M.B.A., Finance from Columbia University School of Business, a J.D. from Columbia University School of Law and a B.A. in American History from Princeton University.

There are no related party transactions between Mr. Drapkin and the Company reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit 10.1	Agreement dated as of November 10, 2016 by and among PRGX Global, Inc. and Matthew A. Drapkin, Northern Right Capital Management, L.P., Northern Right Capital (QP), L.P., and BC Advisors, LLC

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums

Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: November 10, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1	Agreement dated as of November 10, 2016 by and among PRGX Global, Inc. and Matthew A. Drapkin, Northern Right Capital Management, L.P., Northern Right Capital (QP), L.P., and BC Advisors, LLC